UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 12, 2020

(Date of earliest event reported)

MEDTAINER, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The Registrant and Douglas P. Heldoorn, its chief executive officer, have entered into an Employment Agreement, dated July 31, 2020 (the “Employment Agreement”).

Under the Employment Agreement, among other things, the Registrant agreed to exchange 18,000,000 of Mr. Heldoorn’s shares of the Registrant’s common stock for 1,000,000 shares of the Registrant’s Series A Convertible Preferred Stock; such exchange took place on August 12, 2020. As the holder of these shares, Mr. Heldoorn has voting power equal to the combined voting power of all other of classes and series of the Registrant’s capital stock. Each share of this series is convertible into 18 shares of common stock, subject to adjustment in certain events. Accordingly, these shares, together with Mr. Heldoorn’s 1,230,000 remaining shares of common stock, give him voting control of the Registrant.

By reason of Mr. Heldoorn’s acquisition of these shares, an acquisition of control of the Registrant has occurred. The Registrant does not believe that prior to this acquisition, any person had control of the Registrant, although Mr. Heldoorn’s ownership of approximately 24.9% of Registrant’s common stock prior to the exchange, his membership on the board of directors and his sole membership on the executive committee of the board of directors, and his employment as Registrant’s chief executive officer gave him substantial influence over the management and policies of the Registrant.

As a result of the exchange, there are now 59,085,272 shares of the Registrant’s common stock issued and outstanding and Mr. Heldoorn remains the holder of 1,230,000 such shares. Mr. Heldoorn may therefore cast 60,315,272 of the 118,170,544 votes that may be cast on matters that may be presented to the shareholders of the Registrant for their action and all of the 1,000,000 votes that may be cast by the holders of Registrant’s Series A Convertible Preferred Stock on matters relating to that series, or 51% and 100% of such votes, respectively. Mr. Heldoorn owns approximately 2.1% of the outstanding shares of common stock and 100% of Registrant’s Series A Convertible Preferred Stock; if his shares of preferred stock were converted into common stock, he would own approximately 24.9% of the common stock.

Copies of the Employment Agreement and the amendment to the Registrant’s articles of incorporation by which the Registrant’s Series A Convertible Preferred Stock were filed as Exhibits 10.1 and 3.1, respectively, to Registrant’s Current Report on Form 8-K, dated July 30, 2020, filed with the Commission on August 10, 2020. These instruments are incorporated herein by reference and the foregoing disclosure is qualified in its entirety by such reference

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Title

3.1	Certificate of Amendment to Registrant’s Articles of Incorporation, filed with the Secretary of State of the State of Florida on July 30, 2020. Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated July 30, 2020, filed on August 10, 2020.
10.1	Employment Agreement, dated July 31, 2020, by and between Registrant and Douglas P. Heldoorn. Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K, dated July 30, 2020, filed on August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTAINER, INC.

By: /s/ Douglas Heldoorn

Douglas Heldoorn

Chief Executive Officer

Dated: August 21, 2020